Bowne Conversion                    2
Additional Shareholder Information (unaudited)

Legg Mason Partners Variable Portfolios II

Results of a Special Meeting of Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Funds' Board Members. The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions as to the following proposals: (1) elect Board Members and (2) Regroup and Reorganize Fund.

Proposal 1: Elect Board Members+

Nominees                                                   Authorit
                                                Votes For  y         Absten
                                                           Withheld  tions
Elliot J. Berv                                  140,813    3,408,    0.000
                                                ,932.433   687.974
A. Benton Cocanougher                           140,718    3,504,    0.000
                                                ,328.254   292.153
Jane F. Dasher                                  140,789    3,432,    0.000
                                                ,923.768   696.639
Mark T. Finn                                    140,897    3,324,    0.000
                                                ,904.605   715.802
Rainer Greeven                                  140,625    3,596,    0.000
                                                ,899.187   721.220
Stephen Randolph Gross                          140,797    3,425,    0.000
                                                ,171.056   449.351
Richard E. Hanson, Jr.                          140,843    3,379,    0.000
                                                ,254.703   365.704
Diane R. Harrington                             140,784    3,437,    0.000
                                                ,771.620   848.787
Susan M. Heilbron                               140,787    3,434,    0.000
                                                ,678.197   942.210
Susan B. Kerley                                 140,866    3,356,    0.000
                                                ,572.897   047.510
Alan G. Merten                                  140,929    3,293,    0.000
                                                ,124.146   496.261
R. Richardson Pettit                            140,895    3,326,    0.000
                                                ,808.240   812.167
R. Jay Gerken                                   140,615    3,606,    0.000
                                                ,950.670   669.737


(+) Board Members are elected by the shareholders of all of the series of the Trust of which each Fund is a series.

Proposal 2: Regroup and Reorganize Fund

Item Voted On                                            Votes
                                             Votes For  Against   Abstent
                                                                  ions
Regrouping and Reorganization                138,892    2,366,
                                             ,341.377   755.369   2,963,52
                                                                  3.661

Results of Special Meetings of Shareholders

  On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Board Members. The following tables provide the number of votes cast for and against, as well as the number of abstentions as to the following proposals: (1) Reorganize as Corresponding Series of an Existing Trust, (2) Reorganize as Series of a Maryland Business Trust and (3) Revise Fundamental Investment policies.

Proposal 1: Reorganization as Corresponding Series of an Existing Trust

Fund                                                       Votes
                                                Votes For  Against Abstent
                                                                   ions
Appreciation Portfolio                          32,333,    515,    605,4
                                                673.410    640.839 35.981
Fundamental Value Portfolio                     39,633,    549,
                                                779.536    304.077 803,184
                                                                   .457
Capital and Income Portfolio                    6,971,1    60,2
                                                89.290     41.056  83,011.
                                                                   094

Proposal 2: Reorganization as Series of a Maryland Business Trust

Fund                                                       Votes
                                                Votes For  Against Abstent
                                                                   ions
Appreciation Portfolio                          32,303,    519,
                                                958.139    076.258 631,715
                                                                   .833
Fundamental Value Portfolio                     39,585,    585,
                                                597.653    943.934 814,726
                                                                   .483
Capital and Income Portfolio                    6,969,0    60,2
                                                00.664     41.056  85,199.
                                                                   720
Proposal 3: Revise Fundamental Investment Policies

Legg Mason Partners Variable Appreciation Portfolio

Item Voted On                                              Votes
                                                Votes For  Against Abstent
                                                                   ions
Borrowing Money                                 32,207,    613,    634,4
                                                107.955    193.925 48.350
Underwriting                                    32,174,    636,    643,3
                                                431.160    967.287 51.783
Lending                                         32,140,    620,
                                                820.334    982.512 692,947
                                                                   .384
Issuing Senior Securities                       32,207,    543,
                                                906.577    846.105 702,997
                                                                   .548
Real Estate                                     32,242,    514,
                                                869.066    452.525 697,428
                                                                   .639
Commodities                                     32,190,    583,
                                                240.967    119.797 681,389
                                                                   .466
Concentration                                   32,103,    667,
                                                252.926    221.669 684,275
                                                                   .635
Diversification                                 32,172,    607,
                                                469.484    305.934 674,974
                                                                   .812
Non-Fundamental                                 32,049,    695,
                                                692.616    696.848 709,360
                                                                   .766

Legg Mason Partners Variable Fundamental Value Portfolio

Items Voted On                                             Votes
                                                Votes For  Against Abstent
                                                                   ions
Borrowing Money                                 39,457,    754,    774,0
                                                735.039    508.809 24.222
Underwriting                                    39,525,    678,
                                                307.317    807.667 782,153
                                                                   .086
Lending                                         39,389,    747,
                                                526.035    446.967 849,295
                                                                   .068
Issuing Senior Securities                       39,432,    708,    845,6
                                                237.296    429.178 01.596
Real Estate                                     39,426,    725,
                                                197.870    036.060 835,034
                                                                   .140
Commodities                                     39,335,    790,
                                                663.186    349.150 860,255
                                                                   .734
Concentration                                   39,346,    760,
                                                314.022    552.803 879,401
                                                                   .245
Diversification                                 39,327,    811,
                                                372.409    628.831 847,266
                                                                   .830
Non-Fundamental                                 39,243,    912,
                                                805.504    441.789 830,020
                                                                   .777

Legg Mason Partners Variable Capital and Income Portfolio

Items Voted On                                             Votes
                                                  Votes Fo Against Abstent
                                                  r                ions
Borrowing Money                                   6,943    32,4    138,1
                                                  ,824.615 66.575  50.250
Underwriting                                      6,949    53,7    110,8
                                                  ,915.516 15.675  10.249
Lending                                           6,952    56,0    105,6
                                                  ,781.051 19.702  40.687
Issuing Senior Securities                         6,975    28,6    110,7
                                                  ,051.394 32.704  57.342
Real Estate                                       6,953    57,0    103,6
                                                  ,780.912 54.211  06.317
Commodities                                       6,952    29,8    131,8
                                                  ,781.051 08.201  52.188
Concentration                                     6,981    29,6    103,6
                                                  ,181.160 53.963  06.317
Diversification                                   6,917    65,0    132,0
                                                  ,346.942 88.055  06.443
Non-Fundamental                                   6,915    94,5    104,3
                                                  ,538.280 63.610  39.550